EXHIBIT 16.1

Drake & Klein CPAs

A PCAOB Registered Accounting Firm

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

February 1, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated February 1, 2013, of Real Estate Contacts, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ Drake & Klein CPAs

Drake & Klein CPAs

Clearwater FL

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater FL 33759